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                                                                   EXHIBIT 10.21
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                                 AIRCRAFT LEASE

                                     BETWEEN

                 MAURICE J. GALLAGHER, JR. AND TIMOTHY P. FLYNN
                               JOINTLY, AS LESSOR

                                       AND

                            MGC COMMUNICATIONS, INC.
                                     LESSEE

                            AS OF DECEMBER_____, 1999

                                    COVERING

                           ISRAELI AIRCRAFT INDUSTRIES
                                  MODEL - ASTRA

                                 SERIAL NO. 011

                    UNITED STATES REGISTRATION NUMBER N705MA

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                            AIRCRAFT LEASE AGREEMENT

This Lease Agreement, dated as of the ____th day of December, 1999 (the "Lease"), is by and between Maurice J. Gallagher, Jr. and Timothy P. Flynn, each, an individual person (each of whom are married persons) having residence in the State of Nevada (jointly, the "Lessor"), and MGC Communications, Inc. a corporation organized and existing under the laws of the State of Nevada ("Lessee").

In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, Lessee and Lessor agree as follows:

The Lease set forth as follows constitutes a sublease of the Aircraft. Lessor currently leases the Aircraft from Pacific Coast Group, Inc., a Nevada corporation, the Owner pursuant to an Aircraft Lease Agreement dated ________, 1999 (hereinafter, the "Headlease").

Capitalized terms shall be as defined in this Lease and in Exhibit A hereto.

SECTION 1. LEASE OF AIRCRAFT; DELIVERY; CONDITIONS PRECEDENT.

      1.1 Lease of Aircraft. Subject to satisfaction of the conditions set forth in Section 1.3 hereof, Lessor agrees to and does hereby rent, lease and hire, and Lessee agrees to and does hereby rent, lease and hire the Aircraft described in the Aircraft Lease Supplement (the "Supplement"), to be executed by Lessor and Lessee upon delivery of the Aircraft to Lessee hereunder. Such Supplement shall be substantially in the form annexed hereto as Exhibit B. By execution and delivery of the Supplement by Lessee, Lessee shall confirm to Lessor that Lessee has accepted the Aircraft for lease hereunder and is satisfied that the Aircraft has been delivered by Lessor in the condition required by the Lease. Whenever reference is made herein or in the Supplement to the Lease, it shall include the Lease and the Supplement, all of which shall be deemed the Lease of the Aircraft described in the Supplement and to which all of the terms and provisions hereof shall apply.

      1.2 Delivery. The Aircraft shall be tendered for delivery to Lessee at Las Vegas, NV. Upon such tender, Lessee shall be entitled to inspect the Aircraft and determine, in its sole discretion whether or not to accept delivery of and lease the Aircraft. If Lessee refuses to accept delivery or fails to accept delivery within a reasonable time after such inspection, Lessor may, by written notice, terminate this Lease, whereupon neither Lessee nor Lessor shall have any further rights or obligations hereunder. Acceptance of delivery of the Aircraft by Lessee shall be on an "AS IS, WHERE IS" basis and in accordance with the further terms hereof.

      1.3 Conditions Precedent and Condition Subsequent. Lessor's obligation to lease or deliver the Aircraft hereunder shall be subject to and conditioned upon satisfaction of the following conditions precedent on or before the Delivery Date and in the case of (e), after the Delivery Date:

      (a) Lessor shall have received the payment of Basic Rent for the first month of the Term as set forth in Section 3.1;

      (b) the representations and warranties of Lessee contained in Section 5 hereof shall each be true and accurate on and as of the Delivery Date (except to the extent that such representations and warranties relate solely to an earlier or later date);

      (c) no event shall have occurred and be continuing, or shall reasonably be expected to occur, which would constitute an Event of Loss or an Event of Default or which would constitute an Event of Loss or an Event of Default but for the lapse of time or the giving of notice or both; and

      (d) Lessor shall have received the following, in each case in form and substance satisfactory to Lessor, on or before the Delivery Date:

            (i) a Lease Supplement (including Delivery Receipt) duly authorized and executed by Lessee, covering the Aircraft and effective as of the Delivery Date for the Aircraft;

            (ii) an insurance certificate and report with respect to the Aircraft as required by Section 12 hereof; and,

            (iii) such other documents as the Lessor may reasonably request.
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      (e) Lessor shall have received, no later than 60 days after the date of this Lease, evidence of the ratification of this Lease and Lessee's performance hereunder by the Board of Directors of Lessee; provided, however, if , on or before 60 days after the date of this Lease, the Board of Directors of Lessee shall have disapproved this Lease and Lessee's performance hereunder, Lessor shall be so notified by Lessee and Lessee shall immediately, and not later than five days thereafter, return the Aircraft to Lessor in accordance with the terms of this Lease, whereupon such return of the Aircraft, this Lease shall terminate. In any case, Lessee's representations and warranties with respect to authorization of this Lease are true and correct and are in no way modified by the terms hereof. Failure of Lessee to deliver the Board ratification as stated above as and when required, shall constitute an immediate Event of Default under this Lease.

SECTION 2. TERM

      2.1 Term. The Term of this Lease shall begin on the Delivery Date specified in the Lease Supplement and shall expire on the Expiration Date set forth in the Supplement.

SECTION 3. RENT; MSP PAYMENTS; NO SET-OFF

      3.1 Rent.

      (a) Basic Rent. Commencing on the Delivery Date, Lessee shall pay to Lessor as Basic Rent the amount of "Basic Rent" set forth in Annex Two to Exhibit B hereto on each Basic Rent Date during the Term.

      (b) MSP Payments. In addition to the payment of Basic Rent, Lessee shall pay "MSP Payments", if any are required pursuant to an existing maintenance support program for the engines, as follows: upon the Delivery Date, Lessor shall, in addition to lease of the Aircraft to Lessee, transfer to Lessee, but only for the duration of the Lease, Lessor's agreement with the manufacturer of the Engines for maintenance of the Engines pursuant to which Lessee shall pay such manufacturer a usage fee on a per-cycle or per-hour basis in exchange for maintenance by the manufacturer (such agreement shall herein be referred to as the "MSP Agreement"). Payments required to be made to the manufacturer under the MSP Agreement shall be sometimes referred to herein as "MSP Payments". Lessee shall supply to Lessor, on a monthly basis, a copy of each of the reports on Engine usage for the prior month that Lessee shall supply (and is required to supply) to the manufacturer under the MSP Agreement, including, without limitation, evidence of the payment of all MSP Payments. Failure of Lessee to comply in any way with the terms and conditions of the MSP Agreement shall constitute an Event of Default under the Lease. The MSP Payments shall constitute supplemental Rent under the terms of the Lease.

      Lessee shall bear and pay all costs, expenses, charges, fees, assessments, and payments that accrue under the MSP Agreement during the term of the Lease and Lessee shall bear any repair or maintenance costs with respect to the Engines not covered by the MSP Agreement. Lessee shall comply with all terms and conditions of the MSP Agreement such that there shall not occur during the term of the Lease any default or event that would allow the manufacturer to terminate the MSP Agreement for any reason

      (c) In addition, Lessee shall pay or cause to be paid on the date provided herein all other amounts payable hereunder (including the MSP Payments and Stipulated Loss Value) which the Lessee assumes the obligation to pay, or agrees to pay, under the Lease to Lessor or others (such sums, including Basic Rent being hereinafter collectively referred to as "Rent").

      (d) In reliance on the prompt payment by Lessee of Rent and other payments due hereunder, Lessor has made or will make certain financial commitments. If Lessee fails to pay Rent or any other amount, when due, Lessor will suffer loss and damage, the exact nature and amount of which may be difficult or impossible to ascertain. Lessee shall pay Lessor, on demand, to the extent permitted by applicable law (by way of agreed compensation for loss and damage and not as a penalty), interest (computed on the basis of a 360-day year of actual days elapsed) in the amount of 16% per annum or the highest rate permitted by Nevada law, whichever is less (such lesser amount being herein defined as the "Late Payment Rate") on any payment not paid within five (5) days after the date due for any period during which the same shall be overdue. Interest payable hereunder will accrue on a day-to-day basis and be compounded monthly.

      (e) All payments of Rent due hereunder shall be made in United States Dollars by wire transfer in immediately
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      available funds so as to be received by 2:00 p.m. local time at the place of payment on the day in question by deposit to:

                        Imperial Bank
                        Walnut Creek, CA
                        ABA:
                        For the acct. of: Pacific Coast Group, Inc.
                        Acct. # 0018-501- 031

      or to such other account as Lessor may from time to time, upon reasonable notice, direct to Lessee in writing. If any payment shall be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day.

      (f) All payments by Lessee under this Lease, including Rent, interest, fees, indemnities or any other item, shall be made in full without any deduction or withholding whether in respect of set-off, defense, counterclaim, duties, taxes or Impositions (as defined in Section 8, imposed in any jurisdiction from which such payments are made) unless Lessee is prohibited by law from doing so, in which event Lessee will gross up the payment amount such that the net payment received by Lessor after any deduction or withholding equals the amounts called for under this Lease. Lessee shall also: (i) ensure that the deduction or withholding does not exceed the minimum amount legally required; (ii) pay to the relevant government entities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and (iii) furnish to Lessor within thirty (30) days after each payment an official receipt of the relevant government entities involved for all amounts so deducted or withheld.

      (g) The Rent and other amounts payable by Lessee under this Lease are exclusive of any value added tax, turnover tax or similar tax or duty. If a value added tax or any similar tax or duty is payable in any jurisdiction in respect of any Rent or other amount as aforesaid, Lessee shall pay all such tax or duty and indemnify and defend each Indemnified Person against any claims for the same and any related claims, losses or liabilities.

      (h) The expiration or other termination of this Lease or Lessee's obligation to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee to pay any sum which otherwise becomes due or accrues during the Lease Term.

      3.2 No Set-Off. This Lease is a net lease and, except in instances in which Lessee has actually paid Lessor the Stipulated Loss Value, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance whatsoever.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF LESSOR; DISCLAIMERS.

      4.1 Lessor Warranty. Lessor warrants that during the Term of this Lease, if no Event of Default has occurred and is continuing, Lessee's quiet enjoyment of the Aircraft shall not be interrupted by Lessor or anyone claiming through or under Lessor.

      4.2 Disclaimer. The warranty set forth in Section 4.1 of this Lease is in lieu of all other warranties of Lessor, whether written, oral, express or implied with respect to the Lease of the Aircraft.

      (a) UPON LESSEE'S ACCEPTANCE OF THE AIRCRAFT AND EXECUTION OF THE SUPPLEMENT AND DELIVERY RECEIPT, THEN AS BETWEEN LESSOR AND LESSEE, LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT, EXPRESSED OR IMPLIED (WHETHER STATUTORY OR OTHERWISE), AS TO (I) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE TECHNICAL RECORDS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (II) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK,
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      COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (III) ANY IMPLIED
      WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (IV) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE AIRCRAFT, ENGINES, OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED. LESSEE AGREES NOT TO LOOK TO LESSOR OR ANY INDEMNIFIED PERSON FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF SUCH AIRCRAFT TO CONFORM TO ANY DESCRIPTION OF THE AIRCRAFT.

      (c) Lessee agrees to lease the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS".

      (d) Lessee hereby waives, as between Lessee and Lessor, and agrees not to seek to establish or enforce any rights or remedies, express or implied (whether statutory or otherwise), against Lessor or the Aircraft relating to any of the matters mentioned in this Section 4 and the leasing thereof by Lessor to Lessee.

      (e) DELIVERY BY LESSEE TO LESSOR OF THE SUPPLEMENT AND DELIVERY RECEIPT WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE'S TECHNICAL EXPERTS HAVE EXAMINED, INSPECTED AND INVESTIGATED THE AIRCRAFT, ENGINES AND EACH PART THEREOF AND (I) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (II) THE AIRCRAFT, ENGINES, EACH PART THEREOF AND THE TECHNICAL RECORDS ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.

      (f) Lessee agrees that no Indemnified Person will be liable to Lessee, any sublessee or any Person, whether in contract or tort and however arising, for any unavailability, loss of use or service, cost, loss (consequential, incidental or otherwise), liability, damage or delay of, from, to or in connection with the Aircraft, any Person or property whatsoever, whether on board the Aircraft or elsewhere and irrespective of whether such occurrences arise from any act or omission or the active or passive negligence or other fault of any Indemnified Person.

      (g) Lessor shall not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply the Aircraft or any item in lieu of the Aircraft or any part thereof if same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

      (h) LESSEE HEREBY WAIVES ANY AND ALL RIGHTS TO THE REMEDIES SET FORTH IN THE UNIFORM COMMERCIAL CODE, AS ADOPTED BY THE STATE OF NEVADA .

      (i) The amount of the Basic Rent contained herein is based, in part, on the exculpatory clauses stated above.

SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE

Lessee covenants, represents and warrants to Lessor (which warranties and covenants shall survive the execution hereof and will continue through the Expiration Date) that: (i) Lessee is a corporation duly organized and existing in good standing under the laws of the State of Nevada; is duly qualified to do business wherever necessary to carry on its present business and operations and to perform its obligations under this Lease; (ii) this Lease and the necessary documentation relating thereto, when executed by Lessee, will have been duly authorized by all necessary corporate action on the part of Lessee, and does not require any stockholder approval, and does not contravene any law binding on Lessee or contravene Lessee's Certificate of Incorporation or By-Laws, or any indenture, loan agreement, credit agreement, or other contractual agreement to which Lessee is a party or by which it is bound; (iii) neither the execution and delivery by Lessee of this Lease, nor the leasing of the Aircraft, nor the performance by Lessee of any of its obligations nor compliance with any of its covenants hereunder, require the consent or approval of, or the giving of notice to, the FAA, or any other federal, state or foreign governmental authority; (iv) this Lease, when entered into and delivered by Lessee, will constitute the legal, valid and binding obligations of Lessee, enforceable against the Lessee in accordance with the terms hereof; (v) there are no pending or threatened actions or proceedings before any court or administrative agency which may materially adversely affect Lessee's financial condition or operation, or the payment and performance of its obligations hereunder; (vi) the Aircraft shall be based and primarily used in the United States and the Aircraft will not be "used predominantly outside the United States" within the meaning of Section 168(g)(1)(A) of the Internal Revenue Code of the United States, as amended.;
(vii) the chief place of business of Lessee is as set forth in the notice section hereto, and Lessee agrees to give the Lessor prior written notice of any relocation of said chief place of business from its present location; and (viii) the Principal Location of the Aircraft is as defined in Exhibit A attached hereto, and the Lessee agrees not to change such Principal Location without the consent of Lessor, which consent shall not be unreasonably withheld.

SECTION 6. RETURN OF AIRCRAFT

      6.1 General Return Conditions. Upon the expiration of or the earlier termination of the Lease, Lessee, at Lessee's own expense, shall return the Aircraft to Lessor at Las Vegas, Nevada or such other location as is mutually agreed to by Lessor and Lessee. Additionally, the Aircraft, upon such return:
(a) Shall be free and clear of all liens or encumbrances of any kind or nature whatsoever, other than Lessor Liens; and, (b) shall be in full compliance with all provisions set forth in Exhibit C hereto, which provisions are incorporated into this Section 6.1 by reference. Any reference to Section 6 hereof shall include Exhibit C.

      6.2 Ground Inspection. During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, Lessor or its representatives will have an opportunity to fully inspect the Aircraft and the Technical Records to Lessor's satisfaction. Unless otherwise agreed in writing by the parties, any deficiencies from the Aircraft return condition requirements set forth in this Section 6 will be corrected by Lessee, at Lessee's cost, prior to the demonstration flight described in this Section 6.

      6.3 Demonstration Flight. Immediately prior to the proposed redelivery of the Aircraft, Lessee will carry out for Lessor or Lessor's representatives a demonstration flight in the Aircraft in accordance with Manufacturer's standard flight operation check flight procedures, for one hour in duration as necessary to perform such check flight procedures. Flight costs and fuel will be furnished by and at the expense of Lessee. Unless otherwise agreed in writing by the parties, any deficiencies from the Aircraft return condition requirements set forth in this Section 6 shall be corrected by Lessee, at Lessee's cost, prior to return of the Aircraft.

      6.4 Lessee's Continuing Obligations. In the event Lessee does not return the Aircraft to Lessor on the Expiration Date and in the condition required by this Section 6 for any reason, the obligations of Lessee under this Lease will continue. Such event shall not be considered a renewal of the terms of the Lease or of Lessee's rights to use the Aircraft, an extension of the Lease Term or a waiver of Lessee's Event of Default or any right of Lessor hereunder. Lessee shall fully indemnify Lessor, on demand, for all loss and damage (including incidental loss and damage and consequential loss and damage and fees and disbursements of legal counsel), liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor. Until the Aircraft is redelivered to Lessor and put in the condition required by this Section 6, Lessee shall pay the amount of Basic Rent for each day from the scheduled Expiration Date until the date the Aircraft is returned to Lessor in the proper condition specified hereunder. Payment shall be made upon presentation of Lessor's invoice to Lessee.

      6.5 Return Acceptance Receipt. Upon return of the Aircraft in accordance with the terms of the Lease, Lessee shall prepare and execute two (2) Return Acceptance Receipts in such form as Lessor shall prescribe and Lessor will countersign and return one such Return Acceptance Receipt to Lessee.

      6.6 Indemnities and Insurance. The insurance requirements and the indemnities set forth in Sections 12 and 13, respectively, shall apply to each Indemnified Person during return of the Aircraft, including the ground inspection. With respect to the demonstration flight, the Indemnified Persons will receive the same protections as Lessor on Lessee's Aviation and Airline General Third Party Liability Insurance.

      6.7 Airport and Navigation Charges. Lessee shall ensure that upon return of the Aircraft any and all airport, navigation and other charges (including, without limitation, any Eurocontrol or other like air traffic control charges) which shall give rise, or may if unpaid, give rise to any lien, right of detention, right of sale or other Lien in relation to the Aircraft, any Engine or any Part, whether incurred in respect of the Aircraft or any other aircraft operated by Lessee, have been paid and discharged in full (whether or not due) and Lessee shall, at Lessor's request, produce evidence thereof satisfactory to Lessor.

      6.8 Fuel. Upon return of the Aircraft, each fuel tank shall contain the same quantity of fuel as was contained in such tanks when the Aircraft was delivered to the Lessee on the Delivery Date or, in the case of differences in such quantity, an appropriate adjustment will be made by payment at the then current market price of fuel.

SECTION 7. LIENS

Lessee shall not directly or indirectly create, incur, assume, consent to, suffer or permit to exist any Liens on or with respect to the Aircraft, the Engines or any part thereof, the Lessor's title thereto or any interest of the Lessor therein (and the Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien). For purposes of this Lease, Lien shall mean any lien, mortgage, encumbrance, pledge, charge, lease, right or other security interest of any kind, including any thereof arising under any conditional sales or other title retention agreement.

SECTION 8. TAXES

      8.1 Indemnity. Lessee agrees to pay and indemnify Lessor and any Indemnified Person for, and to hold and save Lessor and any Indemnified Person harmless from and against, all license and registration fees, import and export duties, gross receipts, income, sales, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imposts, duties, charges or withholdings of any nature, together with any penalties, fines or interest thereon (except to the extent resulting from the gross negligence or willful misconduct of the Lessor or its employees or agents) ("Impositions"), arising out of the transactions contemplated by the Lease and imposed against Lessor, an Indemnified Person, Lessee or the Aircraft or any part thereof by any government or other taxing authority upon or with respect to the Aircraft or any part thereof or upon purchase of the Aircraft by Lessor, or the delivery, ownership, delivery financing, leasing, possession, use, maintenance, operation, import, export, sale, or return thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to the Lease and its terms and conditions.

      8.2 Exclusions. The provisions of Section 8.1 shall not apply to: (a) Any Imposition upon, based on, or measured by the net income of Lessor and imposed by the United States federal government; or, (b) any Imposition in respect to the Aircraft to the extent it is unrelated to this Lease (or operation of the Aircraft hereunder) and attributable to the period of time prior to delivery of the Aircraft to Lessee or after return of the Aircraft to Lessor under this Lease; or, (c) any Imposition to the extent attributable to Lessor's voluntary sale or transfer (or any involuntary sale or transfer resulting from a Lessor
Lien) of the Aircraft or assignment of this Lease (except a sale made pursuant to Section 17 hereof or a transfer made pursuant to Section 11 hereof).

      8.3 After Tax Basis. The amount which Lessee is required to pay with respect to any Impositions indemnified against under Section 8.1 is an amount sufficient to restore the Indemnified Person on an after-tax basis to the same position the Indemnified Person would have been in had such Impositions not been incurred.

      8.4 Payment Date. Any amount payable to Lessor or an Indemnified Person pursuant to this Section 8 shall be paid by Lessee within ten (10) days after receipt of written demand therefor from an Indemnified Person accompanied by a written statement describing in reasonable detail the basis for such indemnity claim and the computation of the amount so payable; provided, however, that such amount need not be paid by Lessee prior to the earlier of, (i) the date any Imposition is payable to the appropriate government entity or taxing authority or, (ii) in the case of amounts which are being contested by Lessee in good faith or by the Indemnified Person pursuant to Section 8.5, the date such contest is finally resolved.

      8.5 Contest. If a claim is made against the Lessee or an Indemnified Person for any Imposition, the party receiving notice of such claim shall promptly notify the other. Provided no Default or Event of Default shall have occurred and be continuing, Lessee shall be entitled, at Lessee's cost and expense, to contest any Imposition, provided: (a) Lessee is obligated to pay such Imposition under the provisions of this Section 8; (b) the Indemnified Person is reasonably satisfied there are reasonable grounds for contest and Lessee has either paid such Imposition or deposited an amount equal thereto with the Indemnified Person as security for such payment;(c) the contest by Lessee is made in good faith, with due diligence and by appropriate proceedings; and, (d) counsel for the Indemnified Person shall have reasonably determined that nonpayment of any such Imposition or the contest of any such payment in such proceedings does not adversely affect the title, property or rights of the Indemnified Person.

      8.6 Refunds. Upon receipt by an Indemnified Person of a refund of all or any part of any Imposition (including any deductions or withholdings referred to in Section 3) which Lessee has paid, the Indemnified Person will reimburse Lessee the net amount of any such Imposition refunded (plus any related gross-ups paid pursuant to Section 8.3, if appropriate to achieve the intent of these provisions).

      8.7 Cooperation. Lessee and Lessor will cooperate with one another in providing information which may be reasonably required to fulfill each party's tax filing requirements and any audit information request arising from such filing.

      8.8 Survival. The representations, warranties, indemnities and agreements of Lessee provided for in this Section 8 shall survive the expiration or other termination of this Lease.

SECTION 9. REGISTRATION AND MAINTENANCE; OPERATION, COMPLIANCE AND USE; REPLACEMENT PARTS; IMPROVEMENTS; ETC.

      9.1 Title and Registration. Lessee, at Lessee's own expense, shall cause the Aircraft to remain on the FAA Aircraft Registry in the name of Lessor at all times during the Term of the Lease. Lessee further covenants and agrees not to register, matriculate or record an interest in the Aircraft, whether provisionally or finally, with any other agency or instrumentality of the United States, or any other nation or any political subdivision of any of them. The Lessee undertakes, to the extent permitted by applicable law, to do all such further acts, deeds, assurances or things as may, in the reasonable opinion of the Lessor, be necessary or desirable in order to protect or preserve Lessor's title to the Aircraft.

      9.2 Maintenance.

      (a) During the Lease Term and until the Aircraft is returned to Lessor in the condition required by the Lease, Lessee alone has the obligation, at Lessee's expense, to maintain and repair the Aircraft, Engines, and all of the Parts in accordance with Lessee's FAA-approved maintenance program (which shall be substantially the same as the maintenance program recommended by the Manufacturer pursuant to which the Aircraft was maintained prior to delivery to Lessee and which shall have been approved by Lessor) or any other maintenance program approved by Owner and Lessor (herein referred to as the "Maintenance Program") and Lessee shall, in compliance with the rules and regulations of the FAA and the Maintenance Program, (i) keep the Airframe, including all installed components, and each Engine in as good condition as when delivered to the Lessee hereunder, ordinary wear and tear excepted and consistent with the accumulation of hours and cycles on the Airframe; (ii) keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft (and the Airworthiness Certificate) to be maintained in good standing at all times under the Federal Aviation Act; (iii) maintain the Aircraft in the same manner and with the same care as used by Lessee with respect to similar aircraft and engines operated by Lessee and without in any way discriminating against the Aircraft; (iv) promptly furnish the Lessor such information as may be required to enable the Lessor to file any reports required by any governmental authority as a result of the ownership of the Aircraft; and,
      (v) comply with all requirements of the MSP Agreement.

      (b) Without limiting the provisions of (a) above, Lessee agrees that such maintenance and repairs shall include, but shall not be limited to, each of the following specific items: (i) Incorporation in the Aircraft of all airworthiness directives and AD Notes of the FAA and all other mandatory inspection, maintenance requirements and mandatory instructions from the FAA and those issued by the Manufacturer; (ii) incorporation in the Aircraft of all service bulletins of Manufacturer, the Engine Manufacturer, and other applicable vendors; (iii) maintenance of all Aircraft records required by the FAA or the Maintenance Program, in English, including recording the number of hours and cycles the Aircraft operates and all maintenance and repairs performed on the Aircraft; and
      (iv) compliance with the MSP Agreement.

      (c) All maintenance and repair of the Aircraft (other than routine flight line maintenance) shall be performed only by an FAA approved repair station reasonably satisfactory to Lessor.

      (d) For purposes of this subsection (d), the term "Mandatory Improvement" shall mean all airworthiness directives applicable to the Aircraft, and modifications to the Aircraft, which are mandated by rule or regulation of the FAA which are issued during the Term and compliance with which is required during the Term. The Lessee shall bear the cost of all Mandatory Improvements; provided, however, if an individual Mandatory Improvement is estimated to cost in excess of US$50,000 to perform (materials and labor included), Lessee shall have the right, upon notice to Lessor, to terminate this Lease in full compliance with the Lease (except for compliance with the relevant Mandatory Improvement) upon the date falling thirty (30) days prior to the date on which compliance therewith is due; provided further, however, if the Lessor agrees to bear the costs of such Mandatory Improvement which are in excess of US$50,000, Lessee shall not have the right to terminate this Lease and the Mandatory Improvement shall be made with Lessor reimbursing Lessee for such excess cost. Lessee shall provide Lessor with prompt notice of the issuance of any Mandatory Improvement which may cost in excess of US$50,000 to perform.

      9.3 Operation, Compliance and Use.

      (a) Lessee agrees the Aircraft shall be possessed, used and operated in compliance with any and all statutes, laws, ordinances, regulations and mandatory standards or directives of any governmental agency applicable to the maintenance, use or operation thereof, and in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in compliance with the bulletins issued by the Manufacturer and required to be complied with as a condition to the continued effectiveness of the Aircraft's FAA Certificate of Airworthiness. Lessee will not permit the Aircraft to fly into any airport or country if so doing would cause either Lessor or Lessee to be in violation of any United States laws applicable to either of Lessor or Lessee. Lessee will not operate or permit the Aircraft to be operated in a manner, for any time period, such that Lessor or a third party shall be deemed to have operational control of the Aircraft. Lessee shall not operate or permit the Aircraft to be operated under either Part 121 or 135 of the United States Federal Aviation Regulations, or otherwise be operated for passenger, cargo or mail carriage for remuneration or hire pursuant to FAR Part 135 or 121. Lessee shall supply its own pilots and flight crews duly licensed by the FAA and who have at least a minimum of total pilot hours required by the FAA and any other appropriate agency of the Government of the United States having jurisdiction thereof and/or as may be required by the companies issuing the insurance policies required herein, whichever is greater. The Aircraft shall be used solely in a passenger configuration for which Lessee is duly authorized by the FAA. At all times during the term, Lessee shall keep and maintain a copy of the lease by Owner to Lessor and this Lease on board the Aircraft.

      (b) Lessee shall pay all costs incurred in the operation of the Aircraft during the Lease Term, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature directly or indirectly, in connection with or related to the use, lease, possession, movement and operation of the Aircraft. The obligations, covenants and liabilities of Lessee under this paragraph arising prior to return of the Aircraft to Lessor will continue in full force and effect, notwithstanding the termination of this Lease or expiration of the Lease Term.

      (c) Lessee agrees throughout the Lease Term to maintain operational control of the Aircraft and to use the Aircraft in accordance with applicable U.S. Department of Transportation and FAA regulations and laws and regulations of any country, state, territory or municipality into or over which Lessee may operate. Lessee shall comply with all health and police regulations and all rules and orders relating to the Aircraft which such Aircraft may be subject to in its use and operation during the Lease Term. Lessee will not employ, suffer or cause the Aircraft to be used in any business or activity forbidden by law.

      (d) Lessee will not use or permit the Aircraft to be used in any manner or for any purpose or activity not covered by the insurance policies Lessee is required to carry and maintain as set forth in the Lease. Lessee will not carry any objects, materials or goods of any description excepted or exempted from such insurance policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any of such insurance policies.

      (e) Lessee shall promptly pay when due all enroute navigation charges, navigation service charges and all other charges payable by Lessee for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of Lessee, and will indemnify and hold and save Lessor and each other Indemnified Person harmless in respect of same.

      (f) Throughout the Term of this Lease, the possession, operation, use and maintenance of the Aircraft shall be at the sole risk and expense of the Lessee.

      9.4 Replacement Parts. Lessee, at Lessee's cost and expense, shall promptly replace with new, newly overhauled, or serviceable Parts all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use on the Aircraft for any reason whatsoever. Additionally, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, at its own cost and expense, remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use on the Aircraft, provided that Lessee shall, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts described in the preceding two sentences of this Section 9.4 shall be free and clear of all Liens, except Lessor Liens; shall have been certified for use on the Aircraft under the Manufacturer's type certificate for the Aircraft and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof (replacement Parts meeting this criteria are hereinafter called "Replacement Parts"). All Parts, at any time removed from the Airframe or any Engine, shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part being incorporated into, installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the removed Part shall thereupon vest in Lessee, or such other person then entitled thereto, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder; (ii) title to such Replacement Part shall thereupon vest in Lessor; and, (iii) such Replacement Part shall become subject to the Lease and be deemed part of the Airframe or Engine, as the case may be, for all purposes hereof, to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and title thereto shall immediately vest in Lessor upon incorporation into the Airframe or Engine, as the case may be. Lessee, upon Lessor's request, shall deliver, or cause to be delivered, to Lessor a bill of sale, paid invoice or other evidence of title covering any such Replacement Part.

      9.5 Improvements and Modifications. Lessee, without expense to Lessor, shall make, or cause to be made, such alterations and modifications of and additions to the Aircraft and each Engine as may be required from time to time to comply with all airworthiness directives and regulations, standards and requirements of the FAA and any other governmental authority having jurisdiction during the Term of the Lease. Only with Lessor's consent (which shall not be unreasonably withheld), may Lessee make or cause to be made, alterations and modifications of and additions to the Aircraft and each Engine which are not required by law, but which are voluntary.

      9.6 Technical Records. Lessee, at Lessee's expense, shall at all times maintain and preserve, in the English language, all manuals, logbooks, flight records, maintenance records, modification and overhaul records and pertinent historical records relating to the Aircraft, as shall be delivered to Lessee and as shall from time to time be required by applicable law or in order to comply with all applicable regulations and requirements of the FAA ("Technical Records").

      9.7 Aircraft Marking. Lessee agrees, at Lessee's expense, to, (i) cause the Airframe and Engines to be kept numbered with the registration number and/or serial number therefor as specified in the Supplement; (ii) maintain the equivalent passenger configuration, appearance and coloring of the Aircraft as when accepted by Lessee hereunder or as otherwise approved by Lessor which approval shall not be unreasonably withheld; (iii) affix and maintain on the Airframe adjacent to the airworthiness certificate and on each Engine a metal nameplate bearing such information as Lessor requests and bearing such other information as from time to time is required by law or applicable regulations or as is otherwise necessary in order to protect the title of Lessor to the Aircraft and each Engine and the rights of Lessor under the Lease.

SECTION 10. INSPECTION AND MONTHLY REPORTS

Lessor shall have the right, but not the duty, to inspect the Aircraft, the Engines and their respective records, logs, manuals and other materials relating thereto and to observe Lessee's maintenance procedures at all times and wherever located or performed. Such inspection shall be on reasonable notice to Lessee and shall not unreasonably interfere with operation and use of the Aircraft by Lessee. Upon request of Lessor, Lessee shall confirm to Lessor the location of the Aircraft and shall, at any reasonable time, make the Aircraft, and Lessee's records pertaining to the Aircraft, available to Lessor for inspection at a mutually agreed upon location. Additionally, during the Term of the Lease, Lessee shall furnish to Lessor, monthly, by the fifth (5th) day of each month, a written summary of the hours and cycles of usage of the Airframe and the Engines, together with such other data required on the form prescribed by Lessor, as well as such other information as the Lessor may reasonably request.

SECTION 11. LOSS OR DESTRUCTION

      11.1 Event of Loss. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall notify Lessor thereof within two (2) days of the date thereof. Sixty (60) days after such Event of Loss (the date of which shall be determined in accordance with the definition of Event of Loss) or the date insurance proceeds are received in respect thereto, whichever shall be the earlier date, Lessee shall pay to Owner the Stipulated Loss Value of the Aircraft, together with any other sums then due under the Lease and Lessor's and Owner's costs and expenses related to such Event of Loss. Upon making such Stipulated Loss Value payment in respect hereof and all sums due and owing with respect thereto, Lessee's obligation to pay further Basic Rent for the Aircraft shall cease and the Lease shall terminate. Upon Owner's receipt of the Stipulated Loss Value of the Aircraft, together with any other sums then due under the Lease, together with Lessor's and Owner's costs and expenses related to such Event of Loss, Lessor shall procure the delivery to Lessee or insurers to Lessee, depending upon the direction of the insurers which have paid Owner the Stipulated Loss Value, Owner's title to the Aircraft such title to be strictly "AS IS" and "WHERE IS" without any warranties whatsoever, except that there are no liens arising through Owner, whereupon Lessee shall be entitled to recover possession of the Aircraft, unless possession thereof is required to be delivered to an insurance carrier in order to settle an insurance claim arising out of such Event of Loss. Neither Owner nor Lessor shall be under any duty to Lessee to pursue any claim to recover the Aircraft or Engines, but Lessee may, at Lessee's expense, pursue same in such manner as may be satisfactory to Lessor and the Owner.

      Proceeds of the insurance required in Section 12 (headed "Insurance") herein below, if paid to Owner, Lessor, or the Lender prior to the time Lessee is required to pay the Stipulated Loss Value, shall be applied to the amount of Stipulated Loss Value otherwise payable by Lessee.

      11.2 Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, on the date insurance proceeds are received in respect to such Event of Loss or within sixty (60) days after the occurrence of such Event of Loss (the date of which shall be determined in accordance with the definition of Event of Loss) whichever shall be the earlier date, duly convey to the Owner, as replacement for the Engine with respect to which such Event of Loss occurred, title to another engine (such engine to be of the same or another comparable manufacturer, of the same or improved modification status, value, utility, performance and efficiency and suitable for installation and use on the Airframe) free and clear of all Liens (except Lessor's Liens) and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof. Prior to or at the time of any such conveyance, the Lessee, at Lessee's expense, shall furnish Lessor and Owner with such documents to evidence such conveyance as Lessor and Owner shall reasonably request, including, without limitation, a Bill of Sale. Upon full compliance by Lessee with the terms of this paragraph, Lessor will cause Owner to transfer to Lessee, without recourse or warranty (except as to Lessor Liens), all of Owner's right, title and interest in and to the Engine with respect to which such Event of Loss occurred. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed an "Engine" as defined herein, and shall be deemed part of the property leased hereunder. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph shall result in any reduction or abatement in any sum due hereunder, including Lessee's obligation to pay Basic Rent.

      11.3 Loss Not Constituting an Event of Loss. If the Aircraft or any part thereof suffers loss or damage not constituting an Event of Loss of such Aircraft or the Airframe, all the obligations of Lessee under this Lease will continue in full force, and Lessee shall promptly repair or replace all damaged or lost Parts, at Lessee's own expense, in accordance with the Lease. In the event of any loss or damage to the Aircraft, other than an Event of Loss of such Aircraft or Airframe, Lessee shall, at Lessee's sole expense, fully repair such Aircraft in order that such Aircraft is placed in airworthy condition and in substantially the same condition as existed prior to such loss or damage and, in addition thereto, Lessee shall pay to Owner an amount equal to the diminution in market value of the Aircraft as a result of such damage determined by an industry expert selected by Owner, who shall inspect the Aircraft and the damage and provide to Owner, Lessor and Lessee a report providing the good faith estimate of the diminution in market value. Lessee shall pay Owner such amount within thirty (30) days after demand thereof by Owner. Lessee will notify Lessor and Owner forthwith of any loss, theft or damage to the Aircraft together with Lessee's proposals for carrying out repair. In the event either Owner or Lessor does not agree with Lessee's proposals for repair, Lessor will so notify Lessee within two (2) Business Days after its receipt of such proposals. Lessee, Lessor and Owner shall then consult with the Aircraft Manufacturer and the Manufacturer's directions or recommendations as to the manner in which to carry out repairs shall be conclusive and binding on Lessee, Lessor and Owner. If the Manufacturer declines to give directions or recommendations, Lessee shall carry out repairs in accordance with the reasonable joint directions of Lessor and Owner.

      11.4 Risk of Loss, No Release of Obligations. Except as provided in this
Section 11, Lessee shall bear the entire risk of loss and shall not be released from its obligations hereunder in the event of any damage to the Aircraft or any Engine or any Part of either or any Event of Loss relating thereto.

SECTION 12. INSURANCE

Lessee represents, warrants and agrees to allow the Aircraft to be operated only in areas and only in a manner for which each policy of insurance required by the provisions of this Section 12 shall be in full force and effect.

      12.1 Public Liability and Property Damage Insurance. Lessee shall at all times carry throughout the Term, at Lessee's sole expense, with insurers of recognized responsibility, aircraft liability insurance including, without limitation, passenger legal liability, property damage liability and contractual liability insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft, in an amount not less than US$100,000,000 combined single limit and cargo liability insurance. Such insurance shall evidence coverage for "Y2K" risks, in accordance with industry standards.

      12.2 Insurance Against Loss or Damage to the Aircraft. Lessee shall at all times maintain in effect, at Lessee's sole expense, with insurers of recognized responsibility, "all-risk" aircraft hull and war risk insurance covering the Aircraft and "all-risk" coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components, including, without limitation, war risk, governmental confiscation and expropriation and hijacking insurance, and fire, transit and extended coverage with respect to any Engines or Parts while removed from the Aircraft; provided, that such insurance shall at all times be for an amount not less than the Stipulated Loss Value.

With respect to insurance proceeds under the foregoing policies, (a) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee shall be applied in reduction of Lessee's obligation to pay such amount, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount, and the balance, if any, of such payments remaining thereafter shall be paid to Lessee; and, (b) if such payments are received with respect to an Event of Loss with respect to an Engine such payments shall be paid to Lessee, provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 11.2 with respect to the Event of Loss for which such payments are made.

The insurance payments for any property damage loss to any Airframe or any Engine not constituting an Event of Loss with respect thereto or with respect to an Event of Loss of an Engine shall be paid as follows: (a) to Lessee if the amount of insurance payment(s) is less than US$25,000, to be applied by Lessee for accomplishing repairs and/or replacements as required; and (b) solely to Lessor if the amount of insurance payment(s) is greater than US$25,000, to be held and reimbursed to Lessee for accomplishing repairs and/or replacements as required, or for Lessor to pay suppliers directly for such repairs and/or replacements.

      12.3 Reports, Etc. Lessee will furnish, or cause to be furnished, to Lessor and Lender on or before the Delivery Date and on the renewal dates of Lessee's relevant insurance policies, a report, signed by a recognized independent firm of insurance brokers (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof. Lessee will cause such Insurance Brokers to agree to advise Owner, Lessor and Lender in writing, (i) of any default in the payment of any premium which default might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines, and (ii) at least 30 days (seven days in the case of war risk and allied perils coverage) prior to the cancellation (but not scheduled expiration) or material adverse change of any insurance maintained pursuant to this Section 12. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or Lender may at its option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor , Owner or Lender for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Event of Default or otherwise relieve the Lessee of its obligations under this Lease.

      12.4 Application of Payments During Existence of a Default or an Event of Default. Any amount referred to in this Section 12 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if Lessor declares the Lease to be terminated, applied against the obligations under the Lease as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

      12.5 Terms of Insurance Policies. Any policies carried in accordance with Sections 12.1 and 12.2 hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies: (a) Shall name Lessor, Owner and the Lender and each of their respective officers, directors, employees and agents as additional insureds (the "Additional Insureds"), as their interests may appear (but without imposing on such party liability to pay premiums with respect to such insurance) to the full extent and amount of aircraft liability insurance coverage held by Lessee, and shall name Owner and the Lender as sole, joint, loss payees ("Sole Loss Payee") with respect to proceeds payable for an Event of Loss and in accordance with Section 12.2 above with respect to damage not constituting an Event of Loss; (b) shall have deductibles in amounts not exceeding $50,000; (c) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if any material change is made in the insurance which adversely affects the interest of the Additional Insureds or Sole Loss Payee, or such insurance shall lapse for non-payment of premium, such cancellation, lapse, or change shall not be effective as to the Additional Insureds or Sole Loss Payee for 30 days after receipt (seven days after sending such notice in the case of war risk and allied perils coverage) by the Additional Insureds or Sole Loss Payee of written notice by such insurers of such cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable; (d) shall provide that in respect of the Additional Insureds' or Sole Loss Payee's interests in such policies the insurance shall not be invalidated by any action, inaction or omission of Lessor or Lessee and shall insure the interests of the Additional Insureds or Sole Loss Payee regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee; (e) shall be primary without any right of contribution from any other insurance which is carried by Lessee, or the Additional Insureds or Sole Loss Payee; (f) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (g) shall provide that the insurers waive any right, (i) to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessee or any Additional Insured to the extent of any money owed to Lessee or the Additional Insureds and, (ii) any right to subrogation; (h) shall provide that losses shall be adjusted with Lessee and Lessor jointly, unless and until the insurers have received written notice of an Event of Default which is continuing (in which case adjustments shall be with Lessor solely) or until insurers have paid to Lessor and the Lender the Stipulated Loss Value (in which case adjustments shall be made with Lessee solely), ; (i) shall contain a 50/50 clause per AVS 103 or its equivalent; and, (j) shall include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Section 13 and Lessee will maintain such insurance of the indemnities for a minimum of three (3) years following the Expiration Date of the Lease.

SECTION 13. INDEMNIFICATION

      13.1 Indemnity. Lessee assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Lessor, and each of the Indemnified Persons and its respective assignees, partners, employees, officers, directors and affiliates from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) in connection with the Lease or the Aircraft of any kind and nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against them, arising out of:

      (a) The Lease or any transactions contemplated hereby;

      (b) The operation, possession, use, non-use, maintenance, storage, overhaul or testing of the Aircraft, any Engine or any Part during the Lease Term by Lessee, any sublessee or any other Person whatsoever, whether or not the same is in compliance with the terms of the Lease, including, without limitation, claims for death, personal injury, property damage, consequential and punitive damages, other loss or harm to any Person whatsoever and claims relating to any laws, including, without limitation, environmental control, noise and pollution laws, rules or regulations;

      (c) The manufacture, design, sale, purchase, acceptance, rejection, delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, re-registration, performance, nondelivery, sublease, merchantability, fitness for use, substitution or replacement of the Aircraft, any Engine or any Part under the Lease or other transfer of use or possession of the Aircraft, any Engine or any Part, including under a pooling or interchange arrangement, including, without limitation, latent and other defects, whether or not discoverable, and patent, trademark or copyright infringement; or

      (d) Any non-compliance by Lessee with any term of this Lease or the falsity or inaccuracy of any representation or warranty of Lessee set forth herein or in any other document delivered by Lessee in connection with this Lease.

      LESSEE AGREES THAT NEITHER LESSOR NOR OWNER SHALL BE LIABLE TO LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OF MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY THEREOF OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE RISK AND RESPONSIBILITY OF THE LESSEE. The foregoing indemnity is intended to include and cover any Claim to which Lessor, Owner or the Lender may be subject (in contract, tort, strict liability, or under other theory) regardless of the negligence or fault, active or passive or any other type, of Lessor, Owner or the Lender but shall not include claims against Lessor or Owner which have accrued prior to the delivery of the Aircraft to Lessee.

      13.2 After-Tax Basis. The amount which Lessee will be required to pay with respect to any Claim indemnified against under Section 13.1 will be an amount sufficient to restore the Indemnified Person, on an after-tax basis, to the same position the Indemnified Person would have been in had such Claim not been incurred.

      13.3 Timing of Payment. It is the intent of the parties that each Indemnified Person will have the right to indemnification for Claims hereunder as soon as a claim is made, whether or not meritorious and whether or not liability is established. Lessee will pay an Indemnified Person for Claims pursuant to this Section 13 within ten (10) days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the basis for such indemnity.

      13.4 Subrogation. Upon the full and final payment of any indemnity pursuant to this Section 13 by Lessee, Lessee will be subrogated to any right of the Indemnified Person in respect of the matter against which such indemnity has been made.

      13.5 Notice. Each Indemnified Person and Lessee will give prompt written notice one to the other of any liability of which such party has knowledge for which Lessee is, or may be, liable under Section 13; provided, however, that failure to give such notice will not terminate any of the rights of Lessor under this Section 13 except to the extent that Lessee has been materially prejudiced by the failure to provide such notice.

      13.6 Refunds. If any Indemnified Person obtains a recovery of all or any part of any amount which Lessee has paid to such Indemnified Person, such Indemnified Person will pay to Lessee the net amount recovered by such Indemnified Person (including any related gross-ups paid pursuant to Section 13.2, if appropriate to reflect the intent of these provisions).

      13.7 Defense of Claims. Unless a Default has occurred and is continuing, Lessee and its insurers will have the right (in each such case at Lessee's sole expense) to investigate or, provided that Lessee or its insurers has not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Section 13 and each Indemnified Person will cooperate with Lessee or its insurers with respect thereto. If Lessee or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnified Person. If not, the Indemnified Person will have the right to retain counsel of their choice at Lessee's expense.

      13.8 Survival of Obligation. The representations, warranties, indemnities and agreements of Lessee provided for in this Section 13 survive the expiration or other termination of this Lease.

SECTION 14. RESERVED

SECTION 15. SUBLEASE; POSSESSION; ASSIGNMENT; MERGER

      15.1 No Assignment or Sublease by Lessee. No assignment, novation, transfer, mortgage or other charge may be made by Lessee of any of its rights or obligations with respect to the Aircraft or the Lease. Lessee shall not sublease, or otherwise transfer or relinquish possession of the Airframe or any Engine or install any Engine or permit any Engine to be installed on any airframe other than the Airframe.

      15.2 Lessor's and Owner's Assignment. Lessor and Owner may assign or create a security interest in all its rights hereunder in and to the Aircraft and the Engines, including, without limitation, the right to receive payments of Rent, including, without limitation, receipt of insurance proceeds, to and for the benefit of any Person. Lessee agrees to execute and deliver any acknowledgment and consent thereto as may be requested by Lessor, Owner or the Lender. Lessor may assign all or a portion of its rights and obligations hereunder upon any sale of the Aircraft or assignment of its lease with Owner. Lessee agrees to execute and deliver any acknowledgement and consent thereto as may be requested by Lessor.

      15. 3 Merger. Lessee agrees that prior to any consolidation with or merger into any other corporation and prior to the conveyance, transfer or lease of all or substantially all of its assets as an entirety to any person or entity, Lessee shall notify Lessor and at Lessor's request, Lessee shall obtain and deliver the due acknowledgment (by the successor entity or person) of the obligations of the Lessee under this Lease and confirmation of continued compliance herewith after such consolidation, merger or conveyance of assets.

SECTION 16. EVENTS OF DEFAULT

The term "Event of Default," wherever used herein, shall mean any of the following events under the Lease (whatever the reason for such Events of Default and whether it shall be voluntary or involuntary, or come about or be affected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule, or regulation of any administrative or governmental body):

      (a) Lessee fails to take delivery of the Aircraft when obligated to do so under the terms of this Lease;

      (b) Lessee fails to make a Rent or other payment due hereunder in the manner and within five (5) consecutive days after date provided herein;

      (c) Lessee fails at any time to obtain or maintain the insurance required by Section 12;

      (d) Lessee fails to return the Aircraft to Lessor on the Expiration Date in accordance with and in the condition required by Section 6;

      (e) Lessee shall fail to maintain the Aircraft, any of the Engines or any Parts or to maintain adequate Aircraft Technical Records in accordance with the terms of this Lease and such failure is not corrected within ten
      (10) days;

      (f) Lessee fails to observe or perform any of its other obligations hereunder and fails to cure the same within fifteen (15) days after the occurrence thereof. If such failure cannot by its nature be cured within fifteen (15) days, Lessee will have the reasonable number of days necessary to cure such failure (not to exceed a period of thirty (30) days) so long as Lessee uses diligent and best efforts to do so and gives Lessor written notice thereof and the failure does not result in any danger of sale, forfeiture or loss of the Aircraft or Engine;

      (g) Any representation or warranty of Lessee herein proves to be untrue or incorrect in any material respect;

      (h) The registration of the Aircraft is canceled other than as a result of an action or omission of Lessor;

      (i) Lessee abandons the Aircraft or Engines or they are no longer in the possession and unencumbered control (other than Lessor Liens) of Lessee except as permitted under this Lease;

      (j) Lessee either temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets (unless Lessee shall have complied with Section 15.3);

      (k) Reserved;

      (l) Lessee, (i) suspends payment on its debts or other obligations, (ii) is unable to or admits inability to pay its debts or other obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or,
      (iv) proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

      (m) Any proceedings, resolutions, filings or other steps are instituted with respect to Lessee relating to bankruptcy liquidation, reorganization or protection from creditors of Lessee or a substantial part of Lessee's property. If instituted by Lessee, the same shall be an immediate Event of Default. If instituted by another Person, the same shall be an Event of Default if not dismissed, remedied or relinquished within thirty (30) days;

      (n) Any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of Lessee's property, or if a substantial part of Lessee's property is to be sequestered. If instituted or done with the consent of Lessee, the same shall be an immediate Event of Default. If instituted by another Person, the same shall be an Event of Default if not dismissed, remedied or relinquished within thirty (30) days; or,

      (o) The Lease is or becomes wholly or partly invalid, ineffective or unenforceable due to reasons beyond Lessor's control and either, (i) Lessee fails in its continuing performance notwithstanding such invalidity, ineffectiveness or unenforceability, or, (ii) after good faith negotiations, Lessor and Lessee have not arrived at a mutually acceptable alternative basis for continuation of this Lease within fifteen (15) days after Lessor's notice requiring negotiation.

SECTION 17. REMEDIES

      17.1 Lessor's General Rights. Upon the occurrence of any Event of Default, all rights of Lessee hereunder will immediately cease and terminate and Lessor may do all or any of the following at its option (in addition to such other rights and remedies which Lessor may have, but subject to any requirements of applicable law):

      (a) For Lessee's account, do anything that may reasonably be required to cure any Event of Default or recover from Lessee all reasonable costs, including legal fees and expenses incurred in doing so and interest at the Late Payment Rate;

      (b) Proceed by appropriate court action or actions to enforce performance of the Lease and to recover any damages for the breach hereof, including the amounts specified in Section 17.2; and,

      (c) Terminate the Lease by taking possession of the Aircraft or by serving notice requiring Lessee to return the Aircraft to Lessor at any location specified by Lessor. If Lessor takes possession of the Aircraft, it may enter upon Lessee's premises where the Aircraft is located without liability. Upon repossession of the Aircraft, Lessor will then be entitled to sell, lease, keep idle or otherwise deal with the Aircraft as if this Lease had never been made.

      17.2 Lessee Liability for Damages. If an Event of Default occurs, Lessor has the right to recover from Lessee all of the following:

      (a) All amounts which are then due and unpaid hereunder, and which become due prior to the earlier of Lessor's recovery of possession of the Aircraft or Lessee making an effective tender thereof;

      (b) Any lost profits suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on financial terms as favorable to Lessor as the terms hereof or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return or the funds arising from a sale or other disposition of the Aircraft are not as profitable to Lessor as leasing the Aircraft in accordance with the terms hereof would have been;

      (c) All costs associated with Lessor's exercise of its remedies hereunder, including, but not limited to, repossession costs, legal fees and disbursements, Aircraft storage costs and Aircraft re-lease or sale costs;

      (d) Any loss, cost, expense or liability sustained by Lessor due to Lessee's failure to redeliver the Aircraft in the condition required by the Lease; and,

      (e) Any other losses (including lost profits), damage, expense, cost or liability which Lessor suffers or incurs as a result of the Event of Default and/or termination of this Lease, including, without limitation, an amount sufficient to fully compensate Lessor for any loss or damage to Lessor's residual interest in the Aircraft caused by Lessee's default.

      17.3 Remedies Non-Exclusive and Waiver of Default. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Only by written notice to Lessee, Lessor may, at its election, waive any Default or Event of Default and its consequences and annul or rescind any prior notice of termination of this Lease. No express waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such rights upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

      17.4 Present Value of Payments. In calculating Lessor's damages hereunder upon an Event of Default, all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate of five percent (5%) per annum.

      17.5 U.S. Bankruptcy Code. To the extent that the provisions of Section 1110 of Title 11 of the United States Code may at any time be applicable hereto, any right of Lessor to take possession of the Aircraft or any Engine shall not be affected by the power of the courts to enjoin such taking of possession.

SECTION 18. NOTICES

All notice provided for or required under the terms and provisions hereof shall be in writing and any such notice shall be deemed given when properly sent and received by facsimile (with written confirmation by mail), when personally delivered or where sent and received by overnight courier service, or three (3) days after it is deposited in the United States Mail with proper postage prepaid for first class certified mail, return receipt requested, addressed as follows:

If to Lessor:     Maurice J. Gallagher, Jr. and Timothy P. Flynn
                  3291 North Buffalo Drive
                  Suite 8
                  Las Vegas, Nevada 89129
                  Telephone Number: 702 256 4323
                  Facsimile Number: 702 256 7209

If to Lessee:     MGC Communications, Inc.
                  171 Sullys Trail
                  Suite 202
                  Pittfford, New York  14534
                  Attn: Linda Sunbury
                  Tel. 716 218 6540
                  Fax  716 218 0881

or to such other address as Lessor or Lessee may, from time to time, designate in writing.

SECTION 19. GOVERNING LAW AND JURISDICTION; FURTHER ASSURANCES

      19.1 Nevada Law. This Lease is being delivered in the State of Nevada, United States of America, and will in all respects be governed by and construed in accordance with the laws of the State of Nevada (notwithstanding the conflict laws of the State of Nevada), United States of America.

      19.2 Non-Exclusive Jurisdiction in Nevada. The parties hereby consent to the non-exclusive jurisdiction of the Federal District Court for the District of Nevada or the State of Nevada Court in Las Vegas, Nevada United States of America. Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction.

      19.3 Prevailing Party in Dispute. If any legal action or other proceeding is brought in connection with any provisions in the Lease, the prevailing party will be entitled to recover reasonable attorneys' fees and disbursements and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by law, be entitled to receive pre-and post-judgment interest at the Late Payment Rate.

      19.4 Further Assurances. Lessee shall promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor.

SECTION 20. PURCHASE OPTION.

      20. 1 Provided that this Lease has not been earlier terminated and there exists no continuing Event of Default by Lessee at the time of the exercise of its purchase option hereunder and at the time of the purchase of the Aircraft pursuant hereto and all prior defaults have been cured, Lessee, by giving Lessor not more than one hundred and eighty (180) and not less than ninety (90) days' written notice prior to any Purchase Option Date as specified in Annex 2 to Exhibit B, may on any Purchase Option Date elect to purchase the Aircraft from the Lessor (who shall be required to purchase the Aircraft from Owner) for an amount equal to the Fair Market Value of the Aircraft on the applicable Purchase Option Date , plus any amounts owed to Lessor but unpaid under this Lease and any applicable sales, use, property or excise taxes based on or measured by such sale and any other expenses of transfer with respect thereto (such amounts, the "Purchase Option Amount"). If Lessee elects to exercise said purchase option, the Aircraft shall be purchased on the applicable Purchase Option Date and by the delivery at such time by Lessee to Lessor of payment, in cash, via direct wire transfer, of the amount of the Purchase Option Amount. Upon payment of such amount (plus all other amounts owed hereunder, as aforesaid), Lessor shall upon request of Lessee, deliver a Bill of Sale for the Aircraft, on an "as-is, where-is, with all faults" basis, without representations or warranties of any kind whatsoever, except as to warranty of title and being free of Lessor Liens. Lessee and Lessor shall enter into an industry standard purchase agreement which is consistent herewith, within 15 business days after the exercise by Lessee of its purchase option and Lessee shall, in connection therewith, deposit with Lessor a 10% non-refundable deposit. If Lessee does not elect to exercise said purchase option on the Expiration Date, Lessee shall redeliver the Aircraft to Lessor pursuant to and under the terms and conditions of this Lease. If, during the term, Lessor shall, pursuant to the terms hereof, terminate this Lease upon or as a result of default by Lessee hereunder, all rights of Lessee to purchase the Aircraft shall terminate and be of no further force or effect (regardless of whether or not Lessee shall have given notice of the exercise of the purchase option and regardless of whether or not a purchase agreement shall have been entered into by the parties pursuant thereto). Lessor and Lessee recognize that Lessor is not the owner of the Aircraft but Lessor represents that Lessee's rights under this Section are granted pursuant to Lessor's rights to purchase the Aircraft under its lease of the Aircraft with the Owner and that such rights to purchase are consistent with Lessee's rights hereunder.

SECTION 21. MISCELLANEOUS

      21.1 Transaction Costs. Lessor and Lessee shall each bear their own counsel fees in connection with the development and execution of the Lease.

      21.2 Binding on Successors. The Lease, including all agreements, covenants, representations, and warranties, shall be binding upon and inure to the benefit of, and may be enforced by, (i) the Lessor and its successors, assigns and agents and, (ii) Lessee and Lessee's successors and, to the extent permitted hereby, assigns.

      21.3 Survival. All agreements, indemnities, representations and warranties contained in the Lease or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of the Lease and the expiration or other termination of the Lease.

      21.4 Additional Documents. Upon Lessor's reasonable request, Lessee shall furnish to Lessor audited financial statements and other information concerning the financial condition of Lessee as well as periodic estoppel certificates certifying that, (i) this Lease is in full force and effect, (ii) to Lessee's knowledge after due inquiry no Default exists and, (iii) Lessee has no claims under the Lease against Lessor or Lessor's Assignee.

      21.5 Power of Attorney. Lessee hereby irrevocably appoints Lessor as its attorney, coupled with an interest, for the purpose of putting into effect the intent of the Lease following an Event of Default, including without limitation, the return, and repossession of the Aircraft. Lessee will take all steps required under the laws of the State of Nevada to provide such power of attorney to Lessor.

      21.6 Lessor Performance for Lessee. The exercise by Lessor of its remedy of performing a Lessee obligation hereunder is not a waiver of and will not relieve Lessee from the performance of such obligation at any time or from the performance of any of its other obligations hereunder. If a Default shall occur hereunder, Lessor may make the payment or perform or comply with the agreement, the non-payment, nonperformance or noncompliance which caused such Default and the amount of such payment and the amount of the reasonable expense of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest at the Late Payment Rate, shall be payable by Lessee to Lessor upon demand, and such action shall not be deemed a cure or waiver of any Default or Event of Default hereunder by Lessee unless or until Lessor is reimbursed by Lessee.

      21.7 Application of Payments. Any amounts paid or recovered in respect of Lessee's abilities hereunder may be applied to Rent, interest at the Late Payment Rate, fees or any other amount due hereunder in such proportions, order and manner as Lessor determines in its absolute discretion.

      21.8 Usury Laws. The parties intend to contract in strict compliance with applicable usury laws. No provision hereof shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rates permitted by law. All sums deemed to constitute interest in excess of the maximum lawful rate shall, at Lessor's option, either be refunded to Lessee or credited to the payment of Rent.

      21.9 Delegation by Lessor. Lessor may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by the Lease and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit.

      21.10 Reserved.

      21.11 Rights of Parties. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment, made in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right; any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right; and, no act or course of conduct or negotiation on a party's part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

      21.12 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and to execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of the Lease.

      21.13 Headings. All sections and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease.

      21.14 Invalidity of any Provision. If any of the provisions of the Lease become invalid, illegal or unenforceable in any respect under any Law, the offending provision or provisions shall be deleted from the Lease and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

      21.15 Negotiation. The terms of the Lease are agreed by Lessor from its office in Las Vegas, Nevada.

      21.16 Time of the Essence. Time is of the essence in the performance of all obligations of the parties under the Lease.

      21.17 Amendments in Writing. The provisions of the Lease may only be amended or modified by a writing executed by Lessor and Lessee.

      21.18 Execution in Counterparts. The Lease may be executed in counterparts, and four (4) counterparts of the Lease have been executed. One counterpart has been marked "Original" and the other counterparts have been marked either "LESSEE'S COUNTERPART," "LESSOR'S COUNTERPART," or "FAA FILING COUNTERPART."

      21.19 Entire Agreement. The Lease, together with the Exhibits and Supplements thereto, constitutes the entire agreement between the parties in relation to the Leasing of the Aircraft by Lessor to Lessee and supersedes all previous proposals, agreements and other written or oral communications in relation hereto. The parties acknowledge there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein. The Lease shall constitute an agreement by lease and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, except as a lessee only.

22. SECTION 22 TRUTH-IN-LEASING.

LESSEE CERTIFIES THAT FROM THE DATE OF INITIAL UNITED STATES REGISTRATION OF THE AIRCRAFT LEASED HEREUNDER TO THE LEASE COMMENCEMENT DATE WITH RESPECT THERETO, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT DURING THE LEASE TERM WITH THERETO, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. DURING THE LEASE TERM WITH RESPECT TO SUCH AIRCRAFT, LESSEE WILL BE RESPONSIBLE FOR OPERATIONAL CONTROL OF EACH SUCH AIRCRAFT AND LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

23. SECTION 23 FEDERAL INCOME TAX BENEFITS

Lessee acknowledges that Owner is the owner of the Aircraft for state law and Federal income tax purposes and that accelerated depreciation or cost recovery deductions on the full amount of the Aircraft cost will be available to Owner. Lessee acknowledges that Owner intends to claim and take all applicable depreciation deductions with respect to the Aircraft in accordance with Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"). Lessee understands, agrees and acknowledges that Lessee's breach of certain express covenants of this Lease could lead to loss by Owner of such deductions and Lessee shall be liable therefor (through claims by Owner against Lessor under the Headlease) if arising out of breach by Lessee hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Lease Agreement to be duly executed, as of the date first above written.

MAURICE J. GALLAGHER, JR.
Lessor

_________________________________

TIMOTHY P. FLYNN
Lessor

_________________________________


MGC COMMUNICATIONS, INC.
Lessee

By:______________________________

Print Name:______________________

Title:___________________________

                                    EXHIBIT A
                                   DEFINITIONS

      (a) All references in the Lease to designated Sections and other subdivisions are to designated Sections and other subdivisions of the Lease, and the words "herein," "hereto" and "hereunder" and other words of similar import refer to the Lease as a whole and not to any particular Section or other subdivision.

      (b) Except as otherwise indicated, all the agreements or instruments defined herein or in the Lease shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

      (c) The terms defined herein and in the Lease shall, for purposes of the Lease and all exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular.

      (d) Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease:

      "Aircraft" means the Airframe to be delivered and leased hereunder, together with the two Engines identified in the Lease Supplement, as the Engines constituting a part of the Aircraft (or any Replacement Engine substituted for any such Engine pursuant to Section 11.2 hereof), whether or not any of such initial or substituted engines may from time to time be installed on such Airframe or may be installed on any other airframe.

      "Airframe" means, (i) the Israeli Aircraft Industries Model Astra aircraft, serial number 011, US Reg. No. N705MA (excluding Engines or engines from time to time installed thereon) specified in the Lease Supplement; (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such Airframe and so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 9.4 after removal from such Airframe; and, (iii) all logs and Technical Records related to such Airframe.

      "Basic Rent" means the monthly rental payable pursuant to Section 3.1 and as set forth in Annex Two to Exhibit B.

      "Basic Rent Date" means, the Delivery Date and the same calendar date of each month as the Delivery Date, after the Delivery Date, throughout the Term of this Lease.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to be closed in Las Vegas, Nevada or the place of payment of Rent as Lessor may from time to time designate pursuant to Section 3.1 hereof.

      "Claims" shall have the meaning set forth in Section 13 of the Lease captioned "Indemnification."

      "Default" shall mean an event which, after the giving of notice or lapse of time, or both, would mature into an Event of Default.

      "Delivery Date" in respect to the Aircraft means the date of the Lease Supplement.

      "Delivery Receipt" shall mean that document exchanged by Lessor and Lessee upon delivery of the Aircraft to Lessee, referred to in the Supplement.

      "Engine" means each of the two Garrett Airesearch Model TFE731-3C engines listed by manufacturer's serial numbers in the Lease Supplement as the engines constituting a part of the Aircraft, in each case whether or not from time to time installed on the Airframe covered by such Lease Supplement or any other airframe and any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 11.2, together in each case, with any and all Parts incorporated or installed thereon or attached thereto and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with Section 9.4 and all logs and Technical Records relating to such Engine; provided, however, that at such time as a Replacement Engine shall be substituted for an Engine in full compliance with the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" also means, as of any date of determination, all Engines then leased hereunder.

      "Event of Default" has the meaning specified in Section 16.

      "Event of Loss" means, with respect to the Aircraft or any Engine, any of the following events or conditions with respect to such property: (a) Destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever (the date of which shall be the date such event occurs or, if not known, the date on which the Aircraft, Airframe or Engine was last seen by Lessee); (b) Actual, constructive, compromised, arranged or agreed total loss (the date of which shall be the earlier of the date on which the loss is agreed or compromised by the insurers or sixty (60) days after the date of notice to Lessee's broker or insurers claiming such total loss); (c) Requisition of title, confiscation, forfeiture or any compulsory acquisition or taking whatsoever (the date of which shall be the date on which the same takes effect); (d) Sequestration, detention or seizure for more than ninety (90) consecutive days (the date of which shall be the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period); (e) Requisition for use for more than ninety (90) consecutive days (the date of which shall be the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);
(f) The loss of the Aircraft due to theft or disappearance for a period in excess of fifteen (15) consecutive days (the date of which shall be the earlier of the final day of such period or the date on which insurers make payment on the basis of a total loss); (g) Any other occurrence which deprives Lessee of use or possession for a period of thirty (30) consecutive days or longer (the date of which shall be the earlier of the final day of such period or the date on which insurers make payment on the basis of a total loss); (h) With respect to any Engine, any divestiture of title to such engine shall be treated as an Event of Loss. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss shall occur with respect to its Airframe.

      "Expiration Date" shall be the date thereof set forth in the Supplement.

      "FAA" means the United States Federal Aviation Administration and any successor agency or agencies.

      "Fair Market Value" means, unless otherwise set forth in Annex Two to Exhibit B, the value of the Aircraft determined by majority vote of a panel of three industry recognized appraisers, one selected by each of Lessor and Owner, jointly, and Lessee and the third appointed by the two so selected, whose decision shall be based on determining the fair market value of the Aircraft based on an arms-length sale of the Aircraft by a seller acting under no compulsion to sell and a buyer acting under no compulsion to buy, which panel shall be selected and the determination made, no later than sixty days prior to the Expiration of the Lease.

      "Federal Aviation Act" means the United States Federal Aviation Act of 1958, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

      "Impositions" shall have the meaning set forth in Section 8 of the Lease captioned "Taxes."

      "Indemnified Person" means Lessor, the Owner, the Lender and each of their respective officers, directors, shareholders, agents and representatives.

      "Late Payment Rate" means the interest rate specified and defined in
Section 3.1(e) hereof.

      "law" means any (i) statute, decree, constitution, regulation, order or any directive of any governmental entity (ii) treaty or pact, compact or other agreement to which any governmental entity is a signatory or party, and (iii) judicial or administrative interpretation or application.

      "Lease Supplement" or "Supplement" means a lease supplement substantially in the form of Exhibit B, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

      "Lender" means any lender to Owner, and who holds a first priority security interest over the Aircraft, and any other lender notified to Lessee by Lessor and/or Owner in writing.

      "Lessor Lien" means any Lien or disposition of title with respect to the Aircraft, the Airframe, any Engine or any Part that arises as a result of or results from (i) taxes or expenses imposed on Owner, Lessor or any Assignee (or the consolidated group of taxpayers of which any of them is a part), other than taxes or expenses for which Lessee is obligated but fails to indemnify pursuant to any provisions of this Lease, (ii) any claim against Lessor, Owner or any Assignee involving or arising out of events or conditions not related to the transactions contemplated by this Lease or (iii) any voluntary transfer by Lessor or Owner of all or any portion of its interest in the Aircraft or this Lease pursuant to Section 15.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, sublease, security interest, conditional sale agreement, title retention agreement or claim as provided in Section 7 hereof.

      "Maintenance Program" shall have the meaning set forth in Section 9.2 of the Lease.

      "Manufacturer" shall mean with respect to the Airframe, Israeli Aircraft Industries, and its successors and assigns and shall mean, with respect to the Engines, Garrett Airesearch and its successors and assigns.

      "month" shall mean a period commencing on one day in a calendar month and ending on the day in the next succeeding calendar month the date of which numerically corresponds to the date of such first day, provided that if there is no numerically corresponding date in the next succeeding calendar month, such period shall end on the last day of the next succeeding calendar month and "months" and "monthly" shall be construed accordingly.

      "Owner" means Pacific Coast Group, Inc., a Nevada corporation.

      "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (but excluding complete Engines and engines, but including propellers) so long as the same shall be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with
Section 9.4 after removal therefrom. Reference is made to the Aircraft records and logs for a partial list of Parts incorporated in or on the Aircraft.

      "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

      "Principal Location" shall mean the airport at Rochester, New York, or such other location selected by Lessee with Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed.

      "Purchase Option" shall mean the rights of Lessee to purchase the Aircraft under Section 20.1 of this Lease.

      "Rent" means Basic Rent and all other sums payable hereunder which the Lessee assumes the obligation to pay, or agrees to pay to the Lessor or others, collectively.

      "Replacement Parts" shall have the meaning set forth in Section 9.4 of the Lease.

      "Stipulated Loss Value" for the Aircraft, payable with respect to any event as provided in the Lease, means the amount, set forth in the Lease Supplement and Annex Two of Exhibit B hereto, throughout the entire Lease Term and any extension thereof, and through such later date until the Aircraft is redelivered to Lessor, and as may be adjusted pursuant to the Lease Supplement.

      "Technical Records" shall mean all manuals, logbooks, flight records, maintenance records, modification and overhaul records, and historical records relating to the Aircraft and either delivered hereunder or required by the FAA.

      "Term" or "Lease Term" shall mean the period between the Delivery Date as specified in the Supplement and the later of, the Expiration Date (as specified in the Supplement) and the return of the Aircraft to Lessor as required under this Lease.

      "United States Government" means the United States of America or any agency or instrumentality thereof.

                                    Exhibit B
                                LEASE SUPPLEMENT

      LEASE SUPPLEMENT, dated December _____, 1999, between Maurice J. Gallagher, Jr. and Timothy P. Flynn, individual persons (who are married persons) each of whom reside in the State of Nevada, jointly, as "Lessor", and MGC Communications, Inc. and , a corporation organized under the laws of the State of Nevada, as "Lessee".

      Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement dated December ___ 1999 (herein called the "Lease Agreement", the defined terms therein being hereinafter used with the same meaning). The Lease Agreement provides for the execution and delivery of a Lease Supplement, substantially in the form hereof, for the purpose of leasing a specific aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

      The Lease Agreement relates to the aircraft and engines described below, and this Lease Supplement is attached to a counterpart of the Lease Agreement and made a part thereof and such counterpart of the Lease Agreement, together with this Lease Supplement, shall be considered to be one document.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

      1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement the following described IAI Astra aircraft (the "Aircraft"), which Aircraft, as of the date hereof, consists of the following components:

      (a) one IAI Astra Airframe: U.S. registration number N705MA, serial number 011;

      (b) two (2) Garrett Airesearch Model TFE731-3C engines bearing, respectively, manufacturer's serial numbers P96105C, and P96110C (the "Engines") (each of said Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

      (c) the other equipment listed in Annex One hereto.

      2. Lessee hereby delivers to Lessor a Memorandum of Delivery in the form prescribed by Lessor (as set forth in Exhibit D to the Lease).

      3. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

      4. The first Basic Rent Date for the Aircraft is the Delivery Date.

      5. The Expiration Date of the Lease Term in respect to the Aircraft covered by this Supplement is _____________.

      6. Lessee hereby confirms to Lessor, that (a) Lessee shall perform all of its obligations as set forth in the Lease Agreement, and in particular confirms that, in accordance with Section 3 of the Lease Agreement, Lessee shall pay to Lessor the Basic Rent on each Basic Rent Date during the Term for the delivered Aircraft; and (b) there exists no Default or Event of Default under the Lease.

      This document is intended only as a summary of terms more fully set forth in the Lease Agreement and in the event of any seeming conflict between this Supplement and the Lease Agreement, the Lease Agreement shall be controlling.

      7. The Stipulated Loss Value of the Aircraft covered by this Supplement is and shall be $ 6,000,000 from the Delivery Date through the Expiration Date, and through return of the Aircraft to Lessor under the Lease; provided, however, annually, on the anniversary of the Delivery Date, at Lessor's option, the Lessor and Lessee shall agree on an increase to the Stipulated Loss Value based on an increase in the market value of the Aircraft reasonably determined by Lessor and utilizing accepted industry information. Any increase in the Stipulated Loss Value shall be acknowledged in writing by Lessor and Lessee and shall effect an amendment to this Lease.

      8. Lessee hereby confirms to Lessor, (i) that Lessee has made a thorough and diligent inspection of the Aircraft, Engines and their respective records,
(ii) that the Aircraft and Engines fully conform to the requirements of the Lease Agreement, and (iii) that Lessee has accepted the Aircraft for all purposes under the Lease Agreement.

      9. All of the terms and provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MAURICE J. GALLAGHER, JR.
Lessor

_________________________________

TIMOTHY P. FLYNN
Lessor

_________________________________


MGC COMMUNICATIONS, INC.
Lessee

By:______________________________

Print Name:______________________

Title:___________________________

                                    ANNEX ONE
                                  To Exhibit B

                                 IAI Astra 1125
                                Serial Number 011

AIRFRAME:             6048 Total Time 4563 Total Landings

ENGINES:              Garrett TFE 731-3C-200G on MSP
                              LT P96105C 5770 TT
                              RT P96110C 5796 TT

AVIONICS:             Collins Five Tube EFIS
                      Collins APS- 80 Auto Pilot
                      Collins VNI-80B Vertical Nav System
                      Dual Collins VHF - 22A Comm Systems
                      Dual Collins VIR - 32A Nav Receivers
                      Dual Collins TDR 90 Transponders
                      Collins WXT - 250 Color Radar
                      Collins ALT-55 Radio Altimeter
                      Collins ADF - 60 ADF
                      Collins FPA-80 Profile Advisory System
                      Dual UNS1-K Flight Mgt Systems with GPS
                      Fairchild A100 CVR
                      Wulfsburg FliteFone VI
                      Dual HF Transceivers King KHF 950

FEATURES/OPTIONS:     Extended Range Fuel Tanks
                      Thrust Reversers
                      Current on MSP
                      " C " Check 2/98, "A" check 11/99 by Garrett, LAX

INTERIOR:             8 Passenger - Five Light Gray Leather
                      Swiveling/Reclining Chair
                      Three Place Divan done in Gray Leather
                      All Cabinets and Trim Completed in Rosewood.
                      Forward Galley - Aft fully enclosed Lav
                      Interior Leather Refuburished and Fireblocked 1/96

EXTERIOR:             Overall Matterhorn White with Maroon and Gray Accent
                      Stripes

                                    ANNEX TWO
                                  To Exhibit B

                                 IAI Astra 1125
                                Serial Number 011

                               CONFIDENTIAL TERMS
                      (TO BE OMITTED FROM FAA FILING COPY)

The following terms and in the Lease shall, for purposes of the Lease and all exhibits thereto, have the additional meanings assigned to them or shall be the amounts as follows:

Basic Rent:                      Throughout the Ten (10) Year term, Lessee shall
                                 pay Lessor as "Basic Rent" an amount of US
                                 $65,000.00 on the Basic Rent Dates 1 through 36 and an amount of US $52,000 on the Basic Rent
                                 Dates 37 through 120.

Engine Reserve payments:         Pursuant to the MSP Agreement.

Stipulated Loss Value:           $6,000,000.00 throughout the Lease Term and
                                 through return of the Aircraft to Lessor
                                 (subject to adjustment as set forth in the Lease Supplement).

Purchase Option Dates:           Shall be the Basic Rent Date's in the following
                                 months and the parties agree that the Fair
                                 Market Value of the Aircraft on those dates shall be as indicated.

                                 Month    Fair Market Value
                                 13       $5,700,000
                                 25       $5,350,000
                                 37       $4,990,000
                                 120      Established in accordance with the
                                          definition of Fair Market Value.

Delivery Date:                   December ____, 1999

Expiration Date:                 December ____, 2009

Delivery Location:               Las Vegas, NV

Notices:                         See Section 18 of the Lease

Principal Location:              Rochester, NY

                       THE NEXT PAGE IS THE SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have, as of the day and year first above written, caused this Rental Schedule to be executed in their respective corporate names.

MAURICE J. GALLAGHER, JR.
Lessor

_________________________________

TIMOTHY P. FLYNN
Lessor

_________________________________


MGC COMMUNICATIONS, INC.
Lessee

By:______________________________

Print Name:______________________

Title:___________________________

                                    EXHIBIT C
                                RETURN CONDITIONS

1. Condition of Aircraft - General. At the time of its return to Lessor under
Section 6 of this Lease, the Aircraft shall have been maintained and repaired in full compliance with the provisions of Section 9 of this Lease, to similar standards and quality of other aircraft owned or operated by Lessee, so long as such standards and quality do not conflict with FAA requirements, and shall also meet the following criteria:

1.1 Operating Condition. The Aircraft (including all installed components, Parts and the Engines) shall be in as good an operating condition as it was on delivery, normal wear and tear excepted, consistent with the accumulation of hours and cycles on the Airframe, and with all the Aircraft systems, equipment, components and Parts functioning fully, in accordance with their intended use.

1.2 Certificate of Airworthiness. The Aircraft shall have, and be in compliance with, a current valid Standard Certificate of Airworthiness issued by the FAA and shall be current and in full compliance with all requirements specified in the Lessee's maintenance program applicable to the Aircraft.

1.3 Compliance with Government Requirements. The Aircraft shall have had accomplished thereon and be in compliance with all outstanding orders, notes, directives and instructions affecting the Aircraft, issued and made mandatory by the FAA or other relevant authority, compliance with which is required to be completed by such return date.

1.4 Deferred Maintenance. All deferred maintenance items and outstanding discrepancies in respect to the Aircraft shall be accomplished and/or corrected prior to the return of such Aircraft, without regard to any Minimum Equipment List (MEL), waiver, deviation or exception. Any terminating action required by an Airworthiness Directive, Mandatory Service Bulletin, or requirement of the Federal Aviation Authority shall have been complied with at the time of redelivery to Lessor.

1.5 Configuration. Upon its return, the Aircraft shall have two Engines and all its Parts properly installed thereon, and shall be in the same configuration (unless otherwise agreed between the Lessee and Lessor) as when delivered to Lessee hereunder, except for Airworthiness Directives or other mandatory improvements required under Section 9 of this Lease.

1.6 Appearance. Upon its return, the Aircraft shall be clean by major airline standards. Additionally, the interior and exterior of the Aircraft shall be in good repair and condition, consistent with reasonable scheduled passenger airline appearance standards.

1.7 Manuals and Technical Records. All manuals, logbooks, flight records, maintenance records, modification and overhaul records, and historical records relating to the Aircraft and either delivered hereunder or required by the FAA ("Technical Records"), shall be returned with the Aircraft, at which time all Technical Records shall be in full compliance with all FAA rules, regulations and requirements and be current with the latest entries and revisions posted therein. In the event the Technical Records or other data are missing or incomplete, Lessor shall have the right to cause the Technical Records or other data to be reconstructed or completed at Lessee's expense.

1.8 Scheduled Maintenance. There shall be no scheduled maintenance due with respect to the Aircraft at the time of return of the Aircraft to Lessor and within six months thereafter. Aircraft shall be delivered fresh from an "A" inspection and shall have not accumulated more than 100 hours since the performance of the last "B" inspection. All installed components shall have a similar time remaining to their next scheduled inspection/overhaul (as determined by the Manufacturer's current Chapter 5 Inspection Requirements) as at the time of delivery.

2. Engines. The Engines shall be current, fully paid and in good standing under the terms of the MSP Agreement. Lessee shall execute and deliver such further documents and agreements to effect transfer of the MSP Agreement, if any, to Lessor at the end of the Term.

3. Termination of Lease. Lessee shall execute and deliver to Lessor a termination of this Lease, as to the Aircraft being returned, in form suitable for recording at the FAA Aircraft Registry, as Lessor may request, to make clear upon public records that the Aircraft is free and clear of all rights of Lessee hereunder or otherwise.

                                    EXHIBIT D

                                    IAI Astra

                             MEMORANDUM OF DELIVERY

The undersigned hereby acknowledges that on this ______ day of December, 1999, at Las Vegas, Nevada, did receive and accept delivery of that certain IAI Astra , model 20, serial number 116, registration number N705MA, including its Garrett model TFE 731-3A engines, serial numbers P-96105C and P-96110C, and other appliances, parts, additions, accessories, instruments, components and other items of equipment now installed thereon as per attached specification, (collectively the "Aircraft"); and together with all available log books and pilot manuals. The undersigned does hereby further acknowledge and agree that the aforesaid Aircraft is in full compliance with the provisions of the Aircraft Lease Agreement dated as of December ___ 1999, by and between the undersigned and Maurice J. Gallagher, Jr. and Timothy P. Flynn, jointly, as Lessor.

Purchaser hereby accepts delivery of the Aircraft "AS IS" and "WHERE IS", with all faults, and agrees that the Seller shall have no obligation whatsoever in respect to correction of any discrepancies or conditions.

Executed as of the time and date first shown above.

MGC Communications, Inc.
By:____________________________________

Title:_________________________________